Exhibit 23.3(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Form 10-KSB of our report dated January 20, 2006, which appears on page 11 of the 2005 Annual Report to Shareholders of Transbotics Corporation.


/s/Grant Thornton LLP
---------------------

Charlotte, North Carolina
February 24, 2006




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-2 (File No. 333-113465) of Transbotics Corporation filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933 on March 10, 2004, of our report dated January 20, 2006, which appears on page 11 of the 2005 Annual Report to Shareholders of Transbotics Corporation.


/s/Grant Thornton LLP
---------------------

Charlotte, North Carolina
February 24, 2006




Exhibit 23.3(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in Form 10-KSB of our report dated January 9, 2004, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, which appears on page 11 of the 2005 Annual Report to Shareholders of Transbotics Corporation.


/s/McGladrey & Pullen LLP
-------------------------

Charlotte, North Carolina
February 24, 2006



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